UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2024

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2024, Mr. James Dolan provided notice of his intention to resign from the Board of Directors of Hall of Fame Resort & Entertainment Company (the “Company”) for health and other personal reasons. The effective date for Mr. Dolan’s resignation is September 3, 2024.

As a Class C director, Mr. Dolan’s current term was set to expire at the Company’s 2026 Annual Meeting of Stockholders. Mr. Dolan served as the Vice Chairman of the Board and most recently as Chair of the Compensation Committee of the Board. Given Mr. Dolan’s resignation, the Board of Directors has appointed Kimberly Schaefer to the role of Chair of the Compensation Committee, a role that she held prior to Mr. Dolan assuming that role in March 2024. Likewise, the Board of Directors has appointed Karl Holz to the role of Vice Chairman, in addition to his existing role as Lead Independent Director.

Mr. Dolan confirmed that his departure was due to health reasons and other personal obligations requiring significant time and attention and was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Having served as a Director and Vice Chairman of the Board since the inception of the Company, the Company and entire Board of Directors are extremely appreciative of Mr. Dolan’s dedicated and long-standing service. His leadership and guidance on the Board of Directors has been invaluable and we wish him the very best.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: August 30, 2024

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